Exhibit 10.2

SUBSCRIPTION AGREEMENT - EXECUTION COPY

CLASSES B2 SHARES AND B3 SHARES

SUBSCRIPTION AGREEMENT

between

Prosensa Holding B.V. and its subsidiaries and its subsidiaries

and

Coöperatief LSP IV UA

ABV IV Holdings N.V.

MedSciences Prosensa Holding B.V.

FCPI Capital Croissance

FCPI Objectif Innovation Patrimoine

Gimv NV

Adviesbeheer Gimv Life Sciences 2007 NV

New Enterprise Associates 13, L.P.

Dated 16 January 2012

SUBSCRIPTION AGREEMENT - EXECUTION COPY

Contents

Clause		Page

1	CLASS B2 SHARE ISSUE AND SUBSCRIPTION (TRANCHE 1)	3

2	CLASS B3 SHARE ISSUE AND SUBSCRIPTION (TRANCHE 2)	6

3	EXISTING RIGHTS AND SHARE CAPITAL	10

4	CLASS B2 SHARE COMPLETION (TRANCHE 1)	13

5	CLASS B3 SHARE COMPLETION (TRANCHE 2)	14

6	REPRESENTATIONS AND WARRANTIES	16

7	MISCELLANEOUS	20

8	GOVERNING LAW AND DISPUTE RESOLUTION	22

SUBSCRIPTION AGREEMENT - EXECUTION COPY

CLASSES B2 SHARES and B3 SHARES SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the      day of January, 2012.

THE UNDERSIGNED:

(1)	Prosensa Holding B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands, with its corporate seat in Leiden, The Netherlands, with address J.H. Oortweg 21, 2333 CH Leiden, The Netherlands, registered with the Trade Register of the Chamber of Commerce under file number 28076693 (the “Company”);

(2)	New Enterprise Associates 13, L.P., a limited partnership organized and existing under the laws of the Cayman Islands, with registered address c/o Maples Corporate Services, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands (“NEA”);

(3)	Coöperatief LSP IV U.A., a co-operative (coöperatie met uitgesloten aansprakelijkheid) organized and existing under the laws of the Netherlands, with its corporate seat in Amsterdam, The Netherlands with address at Johannes Vermeerplein 9, 1071 DV Amsterdam, The Netherlands, registered with the Trade Register of the Chamber of Commerce under file number 34329760 (“LSP IV”);

(4)	ABV IV Holdings N.V., a limited liability company (naamloze vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of Curaçao, with its statutory seat at Curaçao, with address at Landhuis Grootkwartier, Groot Kwartierweg 12, Curaçao, registered with the Commercial Register of the Curaçao Chamber of Commerce & Industry under file number 83355 (“ABV Holdings NV”);

(5)	MedSciences Prosensa Holding B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands, with its corporate seat in Amsterdam, The Netherlands, with address Beethovenstraat 300, 1077 WZ Amsterdam, The Netherlands, registered with the Trade Register of the Chamber of Commerce under file number 24298136 (“MedSciences BV”);

(6)	Idinvest Partners (formerly named AGF Private Equity), a French société par actions, registered with the Trade and Companies Registry of Paris under

SUBSCRIPTION AGREEMENT - EXECUTION COPY

number 414 735 175 and whose registered office is at 117, Avenue des Champs-Elysées, 75008 Paris (“Idinvest”) acting on behalf of and representing: (i) FCPI Capital Croissance 3, an investment fund (Fonds Commun de Placement dans l’Innovation) (“FCPI Croissance”) and (ii) FCPI Objectif Innovation Patrimoine 3, an investment fund (Fonds Commun de Placement dans l’lnnovation) (“FCPI Patrimoine”);

(7)	Gimv NV, a limited liability company, organized and existing under the laws of Belgium, having its corporate seat at Karel Oomsstraat 37, 2018 Antwerpen, Belgium, with company number VAT BE 0220.324.117 (“Gimv NV”);

(8)	Adviesbeheer Gimv Life Sciences 2007 NV, a limited liability company, organized and existing under the laws of Belgium, having its corporate seat at Karel Donsstraat 37, 2018 Antwerpen, Belgium, with company number VAT BE 0887.140.224 (“Adviesbeheer NV”),

The parties under (2) up to and including (8) hereinafter collectively and invidually referred to as “Investors” and “Investor”. All parties hereinafter collectively and individually referred to as: “Parties” and “Party” respectively.

WHEREAS:

(A)	The Company and its wholly owned subsidiaries Prosensa Technologies B.V., Prosensa Therapeutics B.V. and Polybiotics B.V. (the “Subsidiaries”) are involved in the development and commercialization of RNA modulating products, in particular in relation to genetic muscular disorders (the “Business”).

(B)	In order to further develop the Business, the Company wishes to attract additional equity financing and the Investors are willing to provide such financing.

(C)	The Investors have performed a selected due diligence review related to the Company and the Business.

(D)	By entering into this Agreement, the Parties wish to set forth the terms and conditions under which the Investors are prepared to provide financing to the Company.

NOW, THEREFORE, in consideration of the mutual promises, covenants, and conditions contained herein, the Parties hereto hereby agree as follows:

IT IS AGREED AS FOLLOWS

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1	CLASS B2 SHARE ISSUE AND SUBSCRIPTION (TRANCHE 1)

1.1	Subscription Tranche 1

Subject to the terms and conditions contained in this Agreement, the Investors hereby subscribe for a total of up to 5,000,004 Class B2 Shares in the capital of the Company (the “Subscription Tranche 1 Shares”), at a total issue price of EUR 11,500,009.20 (eleven million five hundred thousand nine euro and twenty eurocent), whereby:

(a)	NEA hereby subscribes for a total of 3,304,348 Class B2 Shares at a total issue price of EUR 2.30 (two euro and thirty eurocent) per share, to be issued at Tranche 1 Completion; and

(b)	LSP IV hereby subscribes for a total of 478,262 Class B2 Shares at a total issue price of EUR 2.30 (two euro and thirty eurocent) per share, to be issued at Tranche 1 Completion; and

(c)	ABV Holdings NV hereby subscribes for a total of 478,262 Class B2 Shares at a total issue price of EUR 2.30 (two euro and thirty eurocent) per share, to be issued at Tranche 1 Completion; and

(d)	MedSciences BV hereby subscribes for a total of 108,696 Class B2 Shares at a total issue price of EUR 2.30 (two euro and thirty eurocent) per share, to be issued at Tranche 1 Completion; and

(e)	FCPI Croissance hereby subscribes for a total of 163,914 Class B2 Shares at a total issue price of EUR 2.30 (two euro and thirty eurocent) per share, to be issued at Tranche 1 Completion; and

(f)	FCPI Patrimoine hereby subscribes for a total of 151,304 Class B2 Shares at a total issue price of EUR 2.30 (two euro and thirty eurocent) per share, to be issued at Tranche 1 Completion; and

(g)	Gimv NV hereby subscribes for a total of 283,696 Class B2 Shares at a total issue price of EUR 2.30 (two euro and thirty eurocent) per share, to be issued at Tranche 1 Completion; and

(h)	Adviesbeheer NV hereby subscribes for a total of 31,522 Class B2 Shares at a total issue price of EUR 2.30 (two euro and thirty eurocent) per share, to be issued at Tranche 1 Completion.

Any contribution paid on the Subscription Tranche 1 Shares in excess of their nominal value shall be recorded by the Company as share premium and shall be attributed to the Class B2 Shares share premium reserve.

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The Company shall issue the Subscription Tranche 1 Shares to the Investors as follows:

Party	Subscription Tranche 1 Shares
NEA	3,304,348
LSP IV	478,262
ABV Holdings NV	478,262
MedSciences BV	108,696
FCPI Croissance	163,914
FCPI Patrimoine	151,304
Gimv NV	283,696
Adviesbeheer NV	31,522

Total	5,000,004

1.2	Timing of Tranche 1 share issue

The Subscription Tranche 1 Shares shall be issued in accordance with Clause 4.1.

1.3	Tranche 1 Subscription Price

The subscription price for the Subscription Tranche 1 Shares shall be paid to the Company at Tranche 1 Completion. The amounts payable by each Investor are as follows:

Investor	Subscription Tranche 1 Price (Euro)
NEA	7,600,000.40
LSP IV	1,100,002.60
ABV Holdings NV	1,100,002.60
MedSciences BV	250,000.80
FCPI Croissance	377,002.20
FCPI Patrimoine	347,999.20
Gimv NV	652,500.80
Adviesbeheer NV	72,500.60

Total	11,500,009

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1.4	Capitalization after issue Subscription Tranche 1 Shares.

The Company represents and warrants that the shareholdings and voting rights (on a fully diluted basis) in the capital of the Company subsequent to the New Articles (as defined in 3.2) coming into force and subsequent to the issue of the Subscription Tranche 1 Shares:

Shareholder	Common Shares	Class O Shares	Class A Shares	Class B1 Shares	Class B2 Shares	Voting Interest (rounded)
Arriwan BV	784,002					2.96%
MedSciences BV	42,026	470,533	824,175	461,538	108,696	7,21%
Cure Duchenne	337,128					1,27%
Charley’s Fund	196,452					0,74%
Dordtwijck BV	16,335					0,06%
Brink	14,265					0,05%
Libertatis BV	279,720					1,06%
Platenburg	311,898					1,18%
Boom	202,500					0,77%
Ekhart	27,090					0,10%
Megen	3,420					0,01%
Ellens	67,500					0,26%
Heijneker	90,000					0,34%
LSP Funds*	32,491	52,073	3,296,703	1,961,538	478,262	22,0%
ABV Holdings NV	32,491	52,073	3,296,703	1,961,538	478,262	22,0%
Idinvest Funds**	32,491	52,073		1,961,538	315,218	8,93%
Gimv Funds***	32,491	52,073		1,961,538	315,218	8,93%
NEA					3,304,348	12,49%
Stichting AK	564,131					2,11%
Unissued ESOP Shares	1,418,232					5,36%
Unallocated Incentive Shares	573,222					2,16%

Total	5,051,135	678,825	7,417,581	8,307,690	5,000,004	100%

*	LSP Funds: LSP III Omni Investment Coöperatief U.A. and LSP IV
**	Idinvest Funds: FCPI Allianz Innovation 8, FCPI Capital Croissance and FCPI Patrimoine
***	Gimv Funds: Gimv NV and Adviesbeheer NV

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2	CLASS B3 SHARE ISSUE AND SUBSCRIPTION (TRANCHE 2)

2.1	Subscription Tranche 2

Subject to the terms and conditions contained in this Agreement, the Investors hereby subscribe for a total of up to 4,107,140 Class B3 Shares in the capital of the Company (the “Subscription Tranche 2 Shares”), at a total issue price of EUR 11,499,992.- (eleven million four hundred ninety nine thousand nine hundred ninety two euro), whereby:

(a)	NEA hereby subscribes for a total of 2,714,285 Class B3 Shares at a total issue price of EUR 2.80 (two euro and eighty eurocent) per share, to be issued at Tranche 2 Completion; and

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(b)	LSP IV hereby subscribes for a total of 392,857 Class B3 Shares at a total issue price of EUR 2.80 (two euro and eighty eurocent) per share, to be issued at Tranche 2 Completion; and

(c)	ABV Holdings NV hereby subscribes for a total of 392,857 Class B3 Shares at a total issue price of EUR 2.80 (two euro and eighty eurocent) per share, to be issued at Tranche 2 Completion; and

(d)	MedSciences BV hereby subscribes for a total of 89,285 Class B3 Shares at a total issue price of EUR 2.80 (two euro and eighty eurocent) per share, to be issued at Tranche 2 Completion; and

(e)	FCPI Croissance hereby subscribes for a total of 134,642 Class B3 Shares at a total issue price of EUR 2.80 (two euro and eighty eurocent) per share, to be issued at Tranche 2 Completion; and

(f)	FCPI Patrimoine hereby subscribes for a total of 124,286 Class B3 Shares at a total issue price of EUR 2.80 (two euro and eighty eurocent) per share, to be issued at Tranche 2 Completion; and

(g)	Gimv NV hereby subscribes for a total of 233,035 Class B3 Shares at a total issue price of EUR 2.80 (two euro and eighty eurocent) per share, to be issued at Tranche 2 Completion; and

(h)	Adviesbeheer NV hereby subscribes for a total of 25,893 Class B3 Shares at a total issue price of EUR 2.80 (two euro and eighty eurocent) per share, to be issued at Tranche 2 Completion.

Any contribution paid on the Subscription Tranche 2 Shares in excess of their nominal value shall be recorded by the Company as share premium and shall be attributed to the Class B3 Shares share premium reserve.

Subject to the terms and conditions contained in this Agreement, the Company shall issue the Subscription Tranche 2 Shares to the Investors as follows:

Investor	Subscription Tranche 2 Shares
NEA	2,714,285
LSP IV	392,857
ABV Holdings NV	392,857
MedSciences BV	89,285
FCPI Croissance	134,642
FCPI Patrimoine	124,286
Gimv NV	233,035
Adviesbeheer NV	25,893

Total	4,107,140

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2.2	Timing of Tranche 2 share issue

The Subscription Tranche 2 Shares shall be issued in accordance with Clause 5.1.

2.3	Tranche 2 Subscription Price

The subscription price for the Subscription Tranche 2 Shares shall be paid to the Company at Tranche 2 Completion. The amounts payable by each Investor are as follows:

lnvestor	Subscription Tranche 2 Price (Euro)
NEA	7,599,998
LSP IV	1,099,999.60
ABV Holdings NV	1,099,999.60
MedSciences BV	249,998
FCPI Croissance	376,997.60
FCPI Patrimoine	348,000.80
Gimv NV	652,498
Adviesbeheer NV	72,500.40

Total	11,499,992

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2.4	Capitalization after issue Subscription Tranche 2 Shares

The Company represents and warrants that the shareholdings and voting rights (on a fully diluted basis) in the capital of the Company subsequent to the New Articles coming into force and subsequent to the issue of the Subscription Tranche 1 Shares and all Subscription Tranche 2 Shares:

Shareholder	Common Shares	Class O Shares	Class A Shares	Class B1 Shares	Class B2 Shares	Class B3 Shares	VI
Arriwan BV	784,002						2.54
MedSciences BV	42,026	470,533	824,175	461,538	108,696	89,285	6.48
Cure Duchenne	337,128						1.09
Charley’s Fund	196,452						0.64
Dordtwijck BV	16,335						0.05
Brink	14,265						0.05
Libertatis BV	279,720						0.91
Platenburg	311,898						1.01
Boom	202,500						0.66
Ekhart	27,090						0.09
Megen	3,420						0.01
Ellens	67,500						0.22
Heijneker	90,000						0.29
LSP Funds	32,491	52,073	3,296,703	1,961,538	478,262	392,857	20.17
ABV Holdings NV	32,491	52,073	3,296,703	1,961,538	478,262	392,857	20.17
Idinvest Funds	32,491	52,073		1,961,538	315,218	258,928	8.5
Gimv Funds	32,491	52,073		1,961,538	315,218	258,928	8.5
NEA					3,304,348	2,714,285	19.53
Stichting AK	564,131						1.81
Unissued ESOP Shares	1,418,232						4.6
Unallocated Incentive Shares	823,222						2.67

Total	5,307,885	678,825	7,417,581	8,307,690	5,000,004	4,107,140	100

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3	EXISTING RIGHTS AND SHARE CAPITAL

3.1	Existing subscription and purchase rights

The Parties acknowledge that the following rights to subscribe for or purchase shares in the capital of the Company or depositary receipts thereof exist pursuant to the Company’s employee stock option plans and the 2010 Equity Incentive Plan (the “Incentive Plans”), after the Tranche 1 Completion (as defined below):

(a)	the Company has a pool of rights to acquire a total of up to 1,991,454 depositary receipts for Common Shares to be issued by the Company (granted and not yet granted rights, including the agreed extension with 250,000 depositary receipts), and after the Tranche 2 Completion (as defined below):

(b)	the Company has a pool of rights to acquire a total of up to 2.241.454 depositary receipts for Common Shares to be issued by the Company (granted and not yet granted rights, including the agreed extension with 250,000 depositary receipts), of which rights to acquire a total of 1,418,232 depositary receipts have been granted to employees but not yet exercised, whilst rights to acquire a total of 823,222 depositary receipts are still available (including the total extension with 500,000 depositary receipts). The Common Shares that may be issued in connection with the Incentive Plans will hereinafter be referred to as the “Incentive Shares”.

Furthermore the supervisory board of the Company (the “Supervisory Board”) shall have the right to have Arriwan BV grant rights to purchase up to 56,250 Common Shares, at a price of EUR 1.82, to members of the scientific advisory board (if and when installed) and members of senior management of the Company. Furthermore, Arriwan BV has granted a call option right to Mrs. J. van Deutekom to purchase a total of 33,750 Common Shares, at a purchase price of EUR 1.82 per Common Share. The above options shall be exercisable on or before October 1, 2016.

The Company confirms that, other than as specified herein, the Company has not granted any rights to subscribe for or purchase shares in the Company or any rights convertible into shares in the Company that survive Tranche 1 Completion.

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Each of the Investors confirms that, other than as specified herein, if applicable, it does not have any rights to subscribe for or purchase shares in the Company or any rights convertible into shares in the Company that survive Tranche 1 Completion.

3.2	Shareholders resolution. New Articles. Rights attaching to subscription shares

The Investors, excluding NEA an, shall execute a written resolution (the “Shareholders Resolution”) in accordance with the draft of the resolution attached hereto as Schedule 3.2 resolving among other things:

(i)	to amend the articles of association of the Company as effective immediately prior to the Tranche 1 Completion (the “Existing Articles”) in such manner that they will read in accordance with the provisions set forth in the draft deed of amendment prepared by De Brauw Blackstone Westbroek N.V. (“Articles Amendment”) attached hereto as Schedule 3.2.1;

(ii)	subject to the Articles Amendment, to issue the Subscription Tranche 1 Shares to the Investors, whereby any pre-emptive rights of the existing shareholders shall be excluded;

(iii)	subject to the Articles Amendment, to authorize the Company’s managing board (the “Managing Board”), to issue the Subscription Tranche 2 Shares in accordance with the terms and conditions contained in this Agreement to the Parties, whereby any pre-emptive rights of the existing shareholders shall be excluded;

The Parties, excluding NEA, shall execute a written resolution granting its approval to the Shareholders’ Resolution.

The Parties, excluding NEA, shall execute a written resolution approving the resolution of the existing shareholders to exclude any pre-emptive rights of the B Shareholders.

The Articles Amendment will among other things effectuate an increase of the authorized share capital for the Class B Shares, the creation of separate share premium reserves for Common Shares, Class O Shares, Class A Shares, Class B1 Shares, Class B2 Shares and Class B3 Shares and the implementation of the governance structure agreed upon between the Parties.

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The Existing Articles as amended pursuant to the Articles Amendment will also be referred to as the “New Articles”.

The Subscription Tranche 1 Shares and the Subscription Tranche 2 Shares, when issued to each of the Investors on the terms and conditions of this Agreement, shall be free from all encumbrances, options and adverse equities or interests of any kind and shall entitle the holder thereof to all rights and benefits attaching or accruing thereto under the New Articles, subject to and as supplemented by the Amended Shareholders Agreement, which rights include (without limitation):

•	dividend right;

•	conversion rights;

•	liquidation preference;

•	anti-dilution protection;

•	Supervisory Board representation rights;

•	voting rights;

•	consent rights;

•	information rights;

•	pre-emptive rights;

•	rights of first refusal;

•	co-sale rights; and

•	drag-along rights.

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3.3	Current Capitalization

The Company represents and warrants that its current issued share capital amounts to 3,059,681 Common Shares, 8,307,690 Class B Shares, 678,825 Class O Shares and 7,417,581 Class A Shares, each with a nominal value of EUR 0.01 and that rights have been or may be issued by the Company to acquire up to a total of 1,741,454 Common Shares (the “Incentive Shares”). The shareholdings and voting interests (on a fully diluted basis) are currently as follows:

	Common Shares	Class O Shares	Class A Shares	Class B Shares	Voting Interest (rounded)
Arriwan BV	784,002				3.7%
MedSciences BV	42,026	470,533	824,175	461,538	8,48%
Cure Duchenne	337,128				1.59%
Charley’s Fund	196,452				0.93%
Dordtwijck BV	16,335				0.08%
Brink	14,265				0.07%
Libertatis BV	279,720				1.32%
Platenburg	311,898				1.47%
Boom	202,500				0.95%
Ekhart	27,090				0.13%
Megen	3,420				0.02%
Ellens	67,500				0.32%
Heijneker	90,000				0.42%
LSP III	32,491	52,073	3,296,703	1,961,538	25.2%
ABV IV Holdings NV	32,491	52,073	3,296,703	1,961,538	25.20%
Idinvest Funds	32,491	52,073		1,961,538	9.65%
Gimv Parties	32,491	52,073		1,961,538	9.65%
Stichting AK	557,381				2.63%
Unissued Incentive Shares	1,418,232				6.69%
Unallocated Incentive Shares	323,222				1.52%

Total	4,801,135	678,825	7,417,581	8,307,690	100%

4	CLASS B2 SHARE COMPLETION (TRANCHE 1)

4.1	Tranche 1 Completion

The issuance of the Subscription Tranche 1 Shares and payment of the issue price by each Party contemplated by Clause 1 of this Agreement (the “Tranche 1 Completion”), shall take place on the date of this Agreement, or such other date as agreed between the Parties (the “Tranche 1 Completion Date”).

Venue of Tranche 1 Completion

The Tranche 1 Completion shall take place at the offices of De Brauw Blackstone Westbroek N.V. on the Tranche 1 Completion Date, where all (and not only some) of the events described in Clause 4.2 shall occur.

4.2	Tranche 1 Completion Obligations

At Tranche 1 Completion, the following shall occur:

(a)	The total subscription price for the Subscription Tranche 1 Shares to the extent payable by each Investor at Tranche 1 Completion under Clause 1.3 shall be transferred by the relevant Investor for the

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payment on the relevant Subscription Tranche 1 Shares to a trust account (derdengeldrekening) of Stichting Beheer Derdengelden De Brauw Blackstone Westbroek N.V., with number 24.31.88.692, ABN AMRO Bank, Gustav Mahlerlaan 10, 1082 PP Amsterdam, IBAN code: NL10 ABNA 0243 1886 92, BIC code: ABNANL2A (the “Notary Account”), with a value date not later than the day of the Tranche 1 Completion Date. Following receipt of the relevant subscription price paid by the relevant Investor into the Notary Account, this shall be confirmed to this Investor by a civil law notary of De Brauw Blackstone Westbroek N.V., which shall hold the amounts on behalf of such Party until the release of the funds in accordance with (f) below;

(b)	The Company and the Investors shall cause the execution before a civil law notary of De Brauw Blackstone Westbroek N.V. of a deed effectuating at Tranche 1 Completion the issue of the Subscription Tranche 1 Shares, under the condition precedent that the New Articles shall come into force, in accordance with the draft of said deed (the “Tranche 1 Share Issue Deed”) attached hereto as Schedule 4.2.b.;

(c)	The Company shall cause the relevant notarial deed effectuating the Articles Amendment to be executed before a civil law notary of De Brauw Blackstone Westbroek N.V.;

(d)	The Parties shall execute the amended shareholders agreement (the “Amended Shareholders Agreement”), in accordance with the draft attached hereto as Schedule 4.2.d;

(e)	The Company shall register the issue of the Subscription Tranche 1 Shares, including the details of the Tranche 1 Share Issue Deed in its shareholders’ register; and

(f)	Upon the completion of the steps (a) up to and including (e) above, the funds deposited at the Notary Account shall be released to the Company. The Investors shall be entitled to any interest accrued on these funds until the release.

5	CLASS B3 SHARE COMPLETION (TRANCHE 2)

5.1	Tranche 2 Completion

The issuance of the Subscription Tranche 2 Shares and payment of the issue price by each Investor contemplated by Clause 2 of this Agreement (the “Tranche 2 Completion”), shall take place on the first of May 2012, or such other date as agreed between the Company and each of the Investors (the “Tranche 2 Completion Date”) provided that, unless otherwise waived by all of

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the Investors, the Company certifies to each of the Investors in writing on April 20, in a notice of Tranche 2 Closing, and on and as of the Tranche 2 Completion Date in a Tranche 2 Closing certificate, that no Triggering Event (as described on Annex 5.1 attached hereto) has occurred on or prior to the Tranche 2 Completion Date.

Venue of Tranche 2 Completion

The Tranche 2 Completion shall take place at the offices of De Brauw Blackstone Westbroek N.V. on the Tranche 2 Completion Date, where all (and not only some) of the events described in Clause 0 shall occur.

5.2	Triggering Event Notification

Upon the Company, including a member of the Managing Board, becoming aware of a Triggering Event, the Company will immediately notify the Investors in accordance with the procedure described in Clause 7.5 of this Agreement. If an event occurs on or after 20 April 2012, that the Company believes may constitute a Triggering Event, the Managing Board, in its sole discretion, may delay the Tranche 2 Completion Date by up to 10 days to allow the Company to gather more information and to discuss the situation with the Investors and determine whether to not to notify a Triggering Event.

5.3	Tranche 2 Completion Obligations

At Tranche 2 Completion, the following shall occur:

(a)	The total subscription price for the Subscription Tranche 2 Shares to the extent payable by each Investor at Tranche 2 Completion under Clause 2.3 shall be transferred by the relevant Investor for the payment on the relevant Subscription Tranche 2 Shares to the Notary Account, with a value date not later than the day of the Tranche 2 Completion Date. Following receipt of the relevant subscription price paid by the relevant Investor into the Notary Account, this shall be confirmed to this Investor by a civil law notary of De Brauw Blackstone Westbroek N.V., which shall hold the amounts on behalf of such Investor until the release of the funds in accordance with (d) below;

(b)	The Company and the Investors shall cause the execution before a civil law notary of De Brauw Blackstone Westbroek N.V. of a deed effectuating at Tranche 2 Completion the issue of the Subscription Tranche 2 Shares;

(c)	The Company shall register the issue of the Subscription Tranche 2 Shares, including the details of the Tranche 2 Share Issue Deed in its shareholders’ register; and

(d)	Upon the completion of the steps (a) up to and including (c) above, the funds deposited at the Notary Account shall be released to the Company. The Investors shall be entitled to any interest accrued on these funds until the release.

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5.4	Tranche 2 Investor Default

If one or more Investors fail to fund its relevant portion of the subscription price as provided in Section 2.3 and Section 5.3(a) (a “Defaulting Investor”) then, in addition to the remedies that the Company and any other Parties may have (including but not limited to, the Company seeking enforcement of the obligation of the Defaulting Investor to invest the agreed monies in the Company), the Subscription Tranche 1 Shares of that or those Defaulting Investor(s) shall be converted into Common Shares at a ratio of 1 Subscription Tranche 1 Share to 1 Common Share, unless all holders of Subscription Tranche 2 Shares have waived the conversion. The holding of a shareholder shall be aggregated and rounded down to the nearest whole number of Common Shares. The conversion shall have external effect upon the Company depositing a statement to this effect with the Trade Register. The Parties understand, accept and acknowledge that the conversion, the filing with the Trade Register and the legal effect of the conversion and filing will be irrevocable.

5.5	Lapse of the Tranche 2 Subscription Obligations

If Tranche 2 completion has not occurred by 10 May 2012, other than upon an agreement by the Parties to postpone the Tranche 2 Completion Date in accordance with Clause 5.1, then the rights and obligations of the Parties hereto with respect to the Subscription Tranche 2 Shares shall lapse. If the Company notifies a Triggering Event prior to 20 April 2012, the rights and obligations of the Parties hereto with respect to the Subscription Tranche 2 Shares lapse on 1 May 2012, unless the Parties agree to postpone the Tranche 2 Completion Date in accordance with Clause 5.1. For the avoidance of doubt, a breach by an Investor of their obligation to fund their subscription price shall not lapse, and the Company’s and other Parties’ rights and remedies with respect to such Defaulting Investor shall survive the Tranche 2 Completion Date and shall not expire.

6	REPRESENTATIONS AND WARRANTIES

6.1	Parties’ Representations and Warranties

Without prejudice to any other representations and warranties contained in this Agreement, each of the Parties hereby represents and warrants to the other Parties as follows:

(i)	except if a Party is a natural person and not a legal entity, it is a company duly organized, and validly existing under the laws of its incorporation, and has all requisite corporate power and authority to own its property and to carry on its business as it is now being conducted;

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(ii)	it has full power and authority (corporate or otherwise) to enter into, execute, deliver and carry out (where applicable upon fulfillment of the Conditions) the terms of this Agreement and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action and are not in violation of its articles of incorporation or governing documents, as far as applicable;

(iii)	except as specifically set forth in this Agreement, no consent, authorization or approval of, filing with, notice to, or exemption by, any person (including securities exchange or other regulatory body) or any governmental authority is required to authorize or is required in connection with the execution, delivery and performance by it of this Agreement, or is required as a condition to the validity or enforceability in relation to it of this Agreement;

(iv)	this Agreement constitutes its legal and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally or by other principles of general applicability;

(v)	the execution, delivery and carrying out by the warranting Party of the terms of this Agreement will not constitute a default under, conflict with, or require any consent under (other than consents which have been obtained), any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or its assets are bound, which defaults, conflicts and consents, if not obtained, would have a material adverse effect on the rights or obligations of any of the Parties under this Agreement, or the ability of it to perform its obligations hereunder; and

(vi)	there is no litigation pending or, to the best of its knowledge, threatened to which it is a party and which affects the rights and obligations of the Parties under this Agreement.

6.2	Representations and Warranties by the Company and/or the Subsidiaries

Without prejudice to any other representations and warranties contained in this Agreement, each of the Company and its Subsidiaries represent and warrant to

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the Investors in accordance with Schedule 6.2 attached hereto (the “Warranties”), provided, however, that the Warranties are limited by and the Company and the Subsidiaries shall not be in breach of or liable for (a “Warranty Breach”) any Warranty with respect to:

(a)	the matters disclosed in the Disclosure Letter; and

(b)	any matter which is disclosed in the Agreement.

The Company represents and warrants to the Investors that it is not, and that no member of its Managing Board is, aware and that neither it nor they should reasonably be expected to be aware, with respect to the PRO051 development program as contemplated on the date of this Agreement and in addition to the case reported to the Investors on or about 5 December 2011, of any serious adverse events, deaths, drug discontinuations or other adverse findings that could reasonably be expected to have a material impact on the likelihood or timing of approval of the Drug (as described in Annex 5.1). The Company represents and warrants that the statement in the immediately preceding sentence will also be true and accurate on the Tranche 2 Completion Date, as if made on such date. The arrangements in Clauses 5.1, 5.2 and 5.5 apply mutatis mutandis to the repetition of this statement.

The Investors acknowledge and agree that the Company and the Subsidiaries make no representation or warranty as to the accuracy of any forecasts, estimates, projections, statements of intent or statements of opinion howsoever provided to the Parties. The Investors acknowledge that no representations or warranties, express or implied, have been given or are given other than the representations and warranties in this Agreement and in Schedule 6.2.

6.3	Disclosure of information

The Investors have requested documents in response to which request the Company has made available the contents of the virtual data room containing documents and information relating to the Company and the Subsidiaries (the “Data Room”). The Parties confirm that they have performed a review of the Company on the basis of the Data Room.

6.4	Representations and warranties by the Investors

The Parties represent and warrant that, on the date of this Agreement, they are not aware of any Warranty Breach or of any fact or circumstance which could give rise to a Warranty Breach.

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6.5	Damages. Limitations and other terms and conditions.

In case of a Warranty Breach under Clause 6.2, the relevant warranting Parties shall jointly and severally reimburse and hold the Investors harmless for all damages (schade), losses and expenses suffered by the Investors as a result of such Warranty Breach, subject, however to the following provisions:

(a)

The maximum liability of the Company and its Subsidiaries for Warranty Breaches per Party shall not exceed the aggregate amount paid on the Subscription Shares by such Investor. The Parties shall not be entitled to indemnification unless the damage suffered pursuant to Warranty Breaches shall exceed an aggregate amount of EUR 75,000 in which case (subject always to the above maximum) the Investors shall be entitled to the entire amount of their damages, and not just the excess over EUR 75,000. Individual Warranty Breaches shall not be taken into account unless they exceed an amount of EUR 10,000.

(b)	The Investors shall not be entitled to damages for a Warranty Breach unless an Investor has filed a claim for such Warranty Breach with the Company in writing within twenty business days after having become aware of the relevant Warranty Breach. The Parties shall not be entitled to claim any damages for Warranty Breaches if an Investor has not filed a claim for such Warranty Breach (i) within eighteen months after the Tranche 1 Completion Date or (ii) before completion of an IPO (as defined in the Amended Shareholders Agreement) whichever is earlier; it being understood, however, that a claim against the Company and its Subsidiaries in relation to any damages for Warranty Breaches relating to tax matters may be made within six years after Tranche 1 Completion Date.

(c)	the savings by or net financial benefit, including tax benefits, to the Company, the Subsidiaries or the Parties resulting from a Warranty Breach under Clause 6.2 shall be taken into account in the calculation of any amount of damages (schade), losses or expenses suffered by the Investors.

(d)	The Investors may at their discretion take recourse against the Company and/or its Subsidiaries. Neither the Company nor each of its Subsidiaries shall have recourse against the other party(ies) held liable by the Investors.

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7	MISCELLANEOUS

7.1	Confidentiality

The Parties undertake that they shall treat as strictly confidential all information received or obtained by them or their employees, agents or advisers as a result of entering into or performing this Agreement, including information relating to the provisions of this Agreement, the negotiations leading up to this Agreement, the subject matter of this Agreement or the business or affairs of each of the Parties, and that they will not at any time hereafter make use of or disclose or divulge to any person any such information and shall use their best endeavours to prevent the publication or disclosure of any such information. The restrictions contained in this provision shall not apply so as to prevent the Parties from making any disclosure (i) to the Shareholders of the Company, (ii) with regard to customary information to the investors of the Investors, (iii) as (otherwise) required by law, or as required in the ordinary course of the Company’s business or by any securities exchange or supervisory or regulatory or governmental body pursuant to rules to which the relevant Party is subject, or from making any disclosure to any professional adviser for the purposes of obtaining advice (provided always that this provision shall apply to and the Parties shall procure that they apply to, and are observed in relation to, the use or disclosure by such professional adviser of the information provided to hint), nor shall the restrictions apply in respect of any information which comes into the public domain other titan by a breach of this Article by any of the Parties.

Furthermore, each of the Parties undertakes that prior to Tranche 1 Completion and thereafter it will not (save as required by any local legal requirements to be observed by any of the Parties, in which case it will notify all other Parties in advance) make any announcement in connection with this Agreement, unless the other Parties hereto shall have given their written consent to such announcement (which consents may not be unreasonably withheld and may be given either generally or in a specific case or cases and may be subject to conditions).

7.2	Further Acts

Each of the Parties shall do and execute or procure to be done and executed all such acts, agreements, documents and things as may be within its power to give full effect to this Agreement and to procure that all provisions of this Agreement are observed and performed.

7.3	Parties’ Costs

The Company shall pay reasonable legal fees and expenses of one special corporate counsel and intellectual property counsel incurred by NEA up to a maximum of EUR 60,000. Subject only to the previous sentence, each of the Parties shall bear its own costs in connection with the transactions contemplated by this Agreement.

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The Company represents and warrants that no finders or similar fees shall be payable by the Company in connection with the transactions contemplated by Agreement.

7.4	Entire Agreement

From the Tranche 1 Completion Date, this Agreement (together with any documents referred to herein) constitutes the whole agreement between the Parties and supersedes any previous agreements or arrangements between them relating to the subject matter of this Agreement, and it is expressly declared that no variation of this Agreement shall be effective unless made in writing and executed by the Parties.

7.5	Notices

Any notice, request or other communication required or permitted to be given under this Agreement shall be in English, in writing and delivered or sent to the relevant Party at its address set out below (or such other address or fax number as the addressee has specified to the ether Parties by five (5) days’ prior written notice), provided, that notices shall be delivered by international express courier (such as DHL):

To: Prosensa Holding B.V.	To: Coöperatief LSP IV U.A.
J.H. Oortweg 21,	Johannes Vermeerplein 9
2333 CH Leiden	1071 DV Amsterdam
Attn.: Managing Director	Attn.: Managing Director

To: LSP III Omni Investment Coöperatief U.A.	To: MedSciences Prosensa Holding B.V.
Johannes Vermeerplein 9	Beethovenstraat 300
1071 DV Amsterdam	1077 WZ Amsterdam
Attn.: Managing Director	Attn.: Managing Director

To: Abingworth Management Ltd. Princes House, 38 Jermyn Street London SW1Y 6DN, UK Attn.: General Counsel	To: ABV IV Holdings N.V. Landhuis Groot Kwartier Groot Kwartierweg 12, Curaçao Attn. Managing Director

To: New Enterprise Associates 13, L.P. c/o New Enterprise Associates 1954 Greenspring Drive, Suite 600 Timonium, MD 21093 United States Attn: Louis Citron	To: FCPI Capital Croissance c/o Idinvest Partners 117, avenue des Champs Elysées 75 008 Paris,, France Attn.: Remi Droller

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To: FCPI Objectif Innovation Patrimoine c/o Idinvest Partners 117, avenue des Champs Elysées 75 008 Paris, France Attn.: Remi Droller	To: Gimv NV Karel Oomsstraat 37 2018 Antwerpen, Belgium Attn.: Managing Director

To: Adviesbeheer Gimv Life Sciences 2007 NV Karel Oomsstraat 37 20 18 Antwerpen, Belgium Attn.: Managing Director	KLS Partners 507, rue de Monttessuy F-75340 Paris cedex 07 France contact@kls-partners.com

Each Party will give written notice of any change in its address above to the other Parties.

8	GOVERNING LAW AND DISPUTE RESOLUTION

8.1	Governing law

This Agreement shall be governed by and construed in accordance with the laws of The Netherlands.

8.2	Forum

All disputes arising in connection with this Agreement, or further agreements or contracts resulting thereof, shall in first instance be referred exclusively to the District Court in Amsterdam.

IN WITNESS WHEREOF this Agreement was signed in the manner set out below.

- signature pages to follow -

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Prosensa Holding B.V. for (i) itself for this entire Agreement and (ii) in its capacity as sole managing director of the Subsidiaries for confirmation of Clause 4.2 and 4.3

/s/ Berndt Modig

Prosensa Holding B.V.			Prosensa Holding B.V.

By:	Berndt Modig		By:
Title:	CFO		Title:
Date:	13 January	2012	Date:	2012

Signature page class B2 shares and B3 shares subscription agreement.

By signing this Subscription Agreement the signatory irrevocably declares that he wishes to enter into the Subscription Agreement. This Subscription Agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors.

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New Enterprise Associates 13, L.P.

By:	NEA Partners 13, Limited Partnership, its general partner

By:	NEA 13 GP, LTD, its general partner

By:	/s/ Louis A. Citron
Title:	Chief Legal Officer
Date:	13 January	2012

Signature page class B2 shares and B3 shares subscription agreement.

By signing this Subscription Agreement the signatory irrevocably declares that he wishes to enter into the Subscription Agreement. This Subscription Agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors.

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/s/ Martijn Kleijwegt			/s/ RR Kuijten

Coöperatief LSP IV U.A.			Coöperatief LSP IV U.A.

By:	LSP IV Management B.V.		By:	LSP IV Management B.V.

By:	M. Kleijwegt		By:	RR Kuijten
Title:	Managing Director		Title:	Managing Director
Date:	13 January	2012	Date:	13 January	2012

Signature page class B2 shares and B3 shares subscription agreement.

By signing this Subscription Agreement the signatory irrevocably declares that he wishes to enter into the Subscription Agreement. This Subscription Agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors.

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/s/ Sonja Hartsuijker

ABV IV Holdings N.V.

By:	Sonja Hartsuijker
Title:	Managing Director
Date:	13 January	2012

Signature page class B2 shares and B3 shares subscription agreement.

By signing this Subscription Agreement the signatory irrevocably declares that he wishes to enter into the Subscription Agreement. This Subscription Agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors.

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MedSciences Prosensa Holding B.V.			MedSciences Prosensa Holding B.V.

By:	MedSciences Capital Management B.V.		By:	MedSciences Capital Management B.V.

By:	Kempen Capital Management N.V		By:	Kempen Capital Management N.V.

By:	/s/ Paul Gerla		By:
Title:	Managing Director		Title:
Date:	13 January	2012	Date:	2012

Signature page class B2 shares and B3 shares subscription agreement.

By signing this Subscription Agreement the signatory irrevocably declares that he wishes to enter into the Subscription Agreement. This Subscription Agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors.

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/s/ Benoist Grossman

FCPI AGF Innovation 8

By:	Idinvest Partners

By:	Benoist Grossman
Title:	Managing Partner
Date:	13 January	2012

/s/ Benoist Grossman

FCPI Objectif Innovation Patrimoine 3

By:	Benoist Grossman
Title:	Managing Partner
Date:	13 January	2012

Signature page class B2 shares and B3 shares subscription agreement.

By signing this Subscription Agreement the signatory irrevocably declares that he wishes to enter into the Subscription Agreement. This Subscription Agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors.

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/s/ Alex Brabers		/s/ Edmond Bastijns

Gimv NV		Gimv NV

By:	Alex Brabers	By:	Edmond Bastijns
Title:	Gimv Partner	Title:	Gimv Partner
Date:	13 January 2012	Date:	13 January 2012

/s/ Alex Brabers		/s/ Edmond Bastijns

Adviesbeheer Gimv Life Sciences 2007 NV		Adviesbeheer Gimv Life Sciences 2007 NV

By:	Alex Brabers	By:	Edmond Bastijns
Title:	Gimv Partner	Title:	Gimv Partner
Date:	13 January 2012	Date:	13 January 2012

Signature page class B2 shares and B3 shares subscription agreement.

By signing this Subscription Agreement the signatory irrevocably declares that he wishes to enter into the Subscription Agreement. This Subscription Agreement will become effective as per the day of the execution of the notarial deed of issuance pursuant to which new Class B2 shares will be issued to the Investors.